SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            September 14, 1998
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                             PrimeSource Corporation
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             (Exact name of registrant as specified in charter)

  Pennsylvania                       0000-21750              23-1430030
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(State or Other Jurisdiction      (Commission             (I.R.S. Employer
 of Incorporation)                 File Number)            Identification No.)

  4350 Haddonfield Road, Suite 222, Pennsauken, New Jersey         08109
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:       (609) 488-4888
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                                       N/A
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         (Former name or former address, if changed since last report.)








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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

a. On September 14, 1998 (the "Closing Date"), the Registrant acquired the business including certain assets, and assumed certain liabilities, of the Graphic Arts Supply Group ("GASG") of Bell Industries Inc.("Bell"), pursuant to an asset purchase agreement ("Agreement") dated August 28, 1998. The Registrant acquired inventory, receivables, depreciable assets, customer lists, and certain other tangible and intangible assets, and assumed certain accounts payable and other accrued liabilities for a net purchase price of approximately $43.5 million, subject to a post-closing dollar-for-dollar adjustment to the extent the tangible net worth of the net assets acquired is greater or less than $31 million on the Closing Date. In addition, Bell has guaranteed $1.7 million of receivables and $2.7 million of inventory specifically identified by the Registrant. To the extent the Registrant has not realized the cost of these assets at the end of a six-month period from the Closing Date, Bell will purchase the assets and/or reimburse the Registrant for the unrealized value.

     The consideration for the sale was arrived at as a result of arms-length negotiations between the Registrant and Bell. On the Closing Date, $22,247,000 was paid with the balance payable over ninety days. Funding for the acquisition is provided from the Registrant's revolving credit agreement with PNC Bank (agent bank), First Union National Bank and Mellon Bank, a $10 million uncommitted credit line with PNC Bank and funds from operations.

b. The acquired assets were used primarily in the supply and distribution of photographic and graphic arts supplies and equipment. Registrant intends to continue to use the assets for the same purpose.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) & (b) The Registrant hereby requests a 60-day extension to supply the required financial and pro-forma statements.


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EXHIBITS

Exhibit No.              Name of Exhibit
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   2                     ASSET PURCHASE AGREEMENT


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PRIMESOURCE CORPORATION
                                  (REGISTRANT)


       BY                           /s/ WILLIAM A. DEMARCO
                                    William A. Demarco
                                    Vice President of Finance and
                                    Chief Financial Officer


       DATE                         September 25, 1998